PIONEER FUNDS

                                POWER OF ATTORNEY



         I, the undersigned Trustee of the investment companies listed on Annex A for which Pioneer Investment Management, Inc. or any of its affiliates acts as investment adviser, hereby constitute and appoint John F. Cogan, Jr., Dorothy E. Bourassa and Vincent Nave, and each of them acting singly, to be my true, sufficient and lawful attorneys, with full power to each of them, to sign for me in my name as Trustee, the following: (i) any Registration Statement on Form N-1A, Form N-14, N-2 or any other applicable registration form under the Investment Company Act of 1940, as amended ("1940 Act"), and/or under the Securities Act of 1933, as amended ("1933 Act"), and any and all amendments thereto filed by any of the investment companies listed in Annex A or any investment company for which Pioneer Investment Management, Inc. or any of its affiliates acts as investment adviser (each, a "Trust") of which I am now or am on the date of such filing a Trustee of the Trust, (ii) any application, notice or other filings with the Securities and Exchange Commission, and (iii) any and all other documents and papers relating thereto, and generally to do all such things in my name and on behalf of me in the capacities indicated to enable each Trust to comply with the 1940 Act and the 1933 Act, and the rules thereunder, hereby ratifying and confirming my signature as it may be signed by said attorneys to any and all Registration Statements and amendments to said Registration Statements.


         IN WITNESS WHEREOF, I have hereunder set my hand as of the 6th day of March, 2007.


/s/ Daniel K. Kingsbury
Daniel K. Kingsbury


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                                Power of Attorney

                                     Annex A



Pioneer Diversified High Income Trust
Pioneer Emerging Markets Fund
Pioneer Equity Income Fund
Pioneer Equity Opportunity Fund
Pioneer Europe Select Equity Fund
Pioneer Fundamental Growth Fund
Pioneer Floating Rate Trust
Pioneer Global High Yield Fund
Pioneer Growth Shares
Pioneer High Income Trust
Pioneer High Yield Fund
Pioneer Independence Fund
Pioneer Interest Shares
Pioneer International Equity Fund
Pioneer International Value Fund
Pioneer Mid Cap Growth Fund
Pioneer Municipal High Income Advantage Trust
Pioneer Municipal High Income Trust
Pioneer Protected Principal Trust:
    Pioneer Protected Principal Plus Fund
    Pioneer Protected Principal Plus Fund II
Pioneer Real Estate Shares
Pioneer Research Fund
Pioneer Select Equity Fund
Pioneer Select Value Fund
Pioneer Series Trust III:
    Pioneer Cullen Value Fund
Pioneer Series Trust V:
    Pioneer Global Select Equity Fund
    Pioneer High Income Municipal Fund
    Pioneer Oak Ridge All Cap Growth Fund
    Pioneer Select Research Growth Fund
    Pioneer Select Research Value Fund
Pioneer Series Trust VI:
    Pioneer Floating Rate Fund
Pioneer Small Cap Value Fund
Pioneer Small Company Fund
Pioneer Strategic Income Fund
Pioneer Tax Advantaged Balanced Trust